Exhibit 99.1

MICT Files Proxy Statement for Approval of Global Fintech Holdings Acquisition and $25 Million Capital Raise

-	Proxy filing marks a significant step towards approval and closing of transactions that position MICT in the global fintech industry with world-class proprietary technology platform and strong balance sheet.

-	$25 million convertible debentures to convert automatically at the closing of the acquisition at a conversion price of $1.41 per share.

MONTVALE, N.J., Jan. 21, 2020 /PRNewswire/ -- MICT, Inc. (Nasdaq: MICT) (the "Company") announced today that it has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the SEC) relating to, among other items, its planned acquisition of Global Fintech Holdings Ltd (GFH), and a $25 million private placement of convertible debentures, converting automatically at $1.41 per share at the closing of the acquisition. Following SEC clearance of the preliminary proxy statement, our stockholders will be asked to vote on the matters described therein.

On November 8, 2019, MICT had announced the $25 million private placement and its agreement to acquire GFH, which will own the ParagonEX Limited group of companies (ParagonEx) and with Beijing Brookfield Interactive Science & Technology Co. Ltd (Beijing Brookfield Interactive). The $25 million capital raise and the acquisition of GFH are intended to position MICT as a leading company in the fintech space, leveraging world-class proprietary technology to a global market, including the high-growth Chinese fintech market, and the CFD (Contracts for Differences) trading industry. Following receipt of shareholder approval, MICT will improve its balance sheet through the $25 million funding, together with previously announced $9 million the Company had previously raised.

David Lucatz, CEO of MICT, said, "We are pleased with the progress of these transactions which are intended to position MICT as a dominant player in the fintech space, and we believe significantly enhance shareholder value through the substantial $25 fundraising with a conversion price of $1.41 per share. The filing of the preliminary proxy statement is the first step towards gaining shareholder approval and subsequently closing on these transactions."

Darren Mercer, a member of MICT's board of directors, and a director and officer of GFH, added, "Each of ParagonEX and Beijing Brookfield Interactive performed well in the second half of 2019, with a near term growth strategy that is expected to further accelerate increases in profitability. We believe this acquisition and fundraise transaction is highly accretive to MICT, offering its existing and new shareholders a compelling opportunity for increased value."

THIS PRESS RELEASE CONTAINS ONLY A BRIEF DESCRIPTION OF THE PROPOSED ACQUISITION OF GFH AND THE $25 MILLION DOLLAR CONVERTIBLE DEBENTURES. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE ANY SHARES OF THE COMMON STOCK OF MICT. IN CONNECTION WITH THE PROPOSED ACQUISITION OF GFH AND THE $25 MILLION DOLLAR CONVERTIBLE DEBENTURES, MICT FILED A PRELIMINARY PROXY OF SCHEDULE 14A WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON JANUARY 21, 2020 AND INTENDS TO FILE A DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT MATERIALS WITH THE SEC. STOCKHOLDERS OF MICT ARE URGED TO READ MICT'S DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND $25 MILLION DOLLAR CONVERTIBLE DEBENTURES. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO MICT'S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE PROPOSED TRANSACTION. MICT'S STOCKHOLDERS WILL BE ABLE TO OBTAIN THESE DOCUMENTS (WHEN AVAILABLE) FREE OF CHARGE AT THE SEC'S WEB SITE, HTTP://WWW.SEC.GOV. IN ADDITION, THEY MAY OBTAIN FREE COPIES OF THESE BY CONTACTING MICT'S SECRETARY, 28 WEST GRAND AVENUE, SUITE 3, MONTVALE, NJ 07645. MICT, ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE FORTHCOMING SOLICITATION OF PROXIES FROM THE HOLDERS OF MICT COMMON STOCK IN CONNECTION WITH THE PROPOSED ACQUISITION AND $25 MILLION DOLLAR CONVERTIBLE DEBENTURES. A LIST OF THE NAMES AND OTHER INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF MICT IS AVAILABLE IN MICT'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, FILED WITH THE SEC ON APRIL 1, 2019. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside MICT's or GFH's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to obtain stockholder approval of the merger, the inability to complete the transactions contemplated by the merger agreement because of failure of closing conditions or other reasons; the inability to convert the $25 million dollar debentures contemporaneously with the merger, the inability to recognize the anticipated benefits of the proposed business combination and a lack of confirmed market acceptance of GFH, ParagonEx and Beijing Brookfield Interactive; the ability to meet NASDAQ's listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; GFH's ability to manage growth; GFH's ability to execute its plans to develop and market new products and the timing and costs of these development programs; GFH's estimates of the size of the markets for its products; the rate and degree of market acceptance of GFH's products; GFH's ability to identify and integrate acquisitions; the performance of GFH's products; rising costs adversely affecting Purple's profitability; potential litigation involving MICT or GFH; and general economic and market conditions impacting demand for GFH's products. See the risk factors disclosed in the preliminary proxy statement for the acquisition for additional risks associated with the merger. Neither MICT nor GFH undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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